                               ARTICLES OF MERGER
                               ------------------


     The undersigned corporations, Mail-Well Colorado, Inc., a Colorado corporation ("M-W Colorado"), and Mail-Well, Inc., a Delaware corporation ("M-W Delaware"), pursuant to Section 7-7-104 of the Colorado Revised Statutes, adopt the following Articles of Merger:

     Article 1. On the effective date, M-W Delaware shall merge with and into M-W Colorado and the separate existence of M-W Delaware shall cease pursuant to the terms of the Merger Agreement and Plan of Reorganization attached hereto as EXHIBIT A ("Merger Agreement"), and M-W Colorado shall continue as the surviving corporation.

     Article 2. The Merger Agreement was approved by the shareholders of M-W Delaware at a duly called and properly held Meeting of Shareholders. At the time of the adoption of the Merger Agreement there were 12,498,645 shares of the common stock of M-W Delaware issued and outstanding. Of these shares, 8,767,278 shares (70 percent) were voted in favor of the adoption of the Merger Agreement. The number of shares voted for the Merger Agreement was sufficient for approval.

     Article 3. M-W Delaware owns 100% of the Common Stock of M-W Colorado and as the sole shareholder approved the Merger Agreement for M-W Colorado.

     Article 4. The effective time and date of the merger shall be 5:01 p.m. Eastern Daylight Time, May 30, 1997.

     Article 5. The Articles of Incorporation of M-W Colorado shall be amended as of the effective time and date recited above as follows:

                                   ARTICLE I

     The name of the Corporation is Mail-Well, Inc.


     IN WITNESS WHEREOF, these Articles of Merger have been signed and verified by the duly authorized officers of M-W Colorado and M-W Delaware on this 28th day of May, 1997.

                    MAIL-WELL COLORADO, INC.


                    By: /s/ Roger Wertheimer
                        -----------------------------------------
                        Roger Wertheimer, Secretary


                    MAIL-WELL, INC.

                    By: /s/ Roger Wertheimer
                        -----------------------------------------
                        Roger Wertheimer, Secretary

                                                                       EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 7, 1997, by and between MAIL-WELL, INC., a Delaware corporation ("Mail-Well Delaware") and MAIL-WELL COLORADO, INC., a Colorado corporation ("Mail-Well Colorado").

     WHEREAS, Mail-Well Colorado is a wholly-owned subsidiary of Mail-Well Delaware; and

     WHEREAS, the respective Boards of Directors of Mail-Well Colorado and Mail-Well Delaware have determined it to be in the best interests of each to merge Mail-Well Delaware with and into Mail-Well Colorado, for the purpose of effecting a reincorporation of Mail-Well Delaware in Colorado; and

     WHEREAS, the shareholders of Mail-Well Delaware have approved the plan of merger (the "Merger") at the regular annual meeting thereof in accordance with its Certificate of Incorporation and Bylaws and the Delaware General Corporation Law.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein, the parties agree as follows:

1.      Plan of Merger.  Effective at 5:01 p.m. EDT on May 30, 1997 (the
        --------------
"Effective Time") Mail-Well Delaware will merge with and into Mail-Well Colorado, and the separate corporate existence of Mail-Well Delaware shall cease. Effective at such time, Mail-Well Colorado shall change its name to "Mail-Well, Inc."

2.      Effect of Merger.  At the Effective Time, all of the common shares of
        ----------------
Mail-Well Delaware (the "Mail-Well Common') shall be converted automatically and by operation of law into common shares of Mail-Well Colorado (the "New Shares"), and all outstanding options to acquire Mail-Well Common shall be converted into the right to acquire a like number of New Shares, all without any action on the part of shareholders or optionees. The shares of Mail-Well Colorado currently held by Mail-Well Delaware shall be canceled. Mail-Well Colorado shall succeed to all of the rights, property and subsidiaries, and all of the obligations and liabilities, of Mail-Well Delaware. The Bylaws of Mail-Well Delaware shall become substantially the Bylaws of Mail-Well Colorado, with only such changes as are necessary to reflect the change of state of incorporation.

3.      Officers and Directors.  After the Effective Time, all of the officers
        ----------------------
of Mail-Well Delaware shall become officers of Mail-Well Colorado, and all of the directors of Mail-Well Delaware shall become directors of Mail-Well Colorado, until their successors have been elected and qualified. The officers and directors of Mail-Well Colorado shall thenceforth hold no offices therewith, except insofar as such officers and directors hold such offices with Mail-Well Delaware.

4.      Articles of Merger.  The respective officers of Mail-Well Delaware and
        ------------------
Mail-Well Colorado shall execute Articles of Merger and cause them to be filed with the respective Secretaries of State of each of Colorado and Delaware in order to effect the Merger, and shall execute and deliver such other documents, instruments or certificates as may be required to accomplish same.

5.      Successors.  This Agreement shall inure to the benefit of the parties
        ----------
hereto and their respective successors, heirs and assigns.

6.      Entire Understanding.  This Agreement constitutes the entire
        --------------------
understanding of the parties hereto, and there are no oral or written statements, representations or agreements that modify or amend and of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.


                                     MAIL-WELL, INC.
                                     a Delaware corporation



                                     By: Paul Reilly, Senior Vice-President
                                     and Chief Financial Officer



                                     MAIL-WELL COLORADO, INC.
                                     a Colorado Corporation



                                     By:  Paul Reilly, Senior Vice-President
                                     and Chief Financial Officer

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                MAIL-WELL, INC.

                                      INTO

                            MAIL-WELL COLORADO, INC.

                                * * * * * * * *

     Mail-Well, Inc., a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 30th day of November, 1993, pursuant to the General Corporation laws of the State of Delaware.

     SECOND: That this corporation owns 100 percent of the outstanding shares of the stock of Mail-Well Colorado, Inc., a corporation incorporated on the 1st day of May, 1997, pursuant to the Colorado Business Corporation Act.

     THIRD: That the directors of Mail-Well, Inc., by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 4th day of March, 1997, determined to merge itself into said Mail-Well Colorado, Inc.:


     RESOLVED, that Mail-Well, Inc. merge, and it hereby does merge itself, into said Mail-Well Colorado, Inc. which assumes all of the obligations of Mail-Well, Inc.

     FURTHER RESOLVED, that the merger shall become effective at 5:01 p.m., Eastern Daylight Time on May 30, 1997.

     FURTHER RESOLVED, that for each share of Mail-Well, Inc. common stock owned, upon the surrender of the certificate therefor, the holder shall be entitled to one share of Mail-Well Colorado, Inc. common stock.

     FURTHER RESOLVED, that the proposed merger shall be submitted to the stockholders of Mail-Well, Inc. at a meeting of such stockholders duly called and held after twenty days' notice of the purpose thereof mailed to the address of each such stockholder as it appears int he records of the corporation; and upon receiving the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon of Mail-Well, Inc., the merger was approved; and

     FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the Merger Agreement within 10 days after May 30, 1997, the effective date specified in the Certificate of Ownership and Merger, resolutions to merge itself into said Mail-Well Colorado, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary proper to effect said merger; and


     FOURTH: That the merger has been approved by the holders of at least a majority of the outstanding stock entitled to vote thereon of Mail-Well, Inc. at a meeting duly called and held.

     FIFTH: That Mail-Well Colorado, Inc. survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Mail-Well, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 23 Inverness Way East, Suite 165, Englewood, Colorado 80112, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Mail-Well Colorado, Inc. at the above address.

     SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Mail-Well, Inc. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said Mail-Well, Inc. has caused this Certificate to be signed by Roger Wertheimer, its Secretary and General Counsel this 28th day of May, 1997.


                                MAIL-WELL, INC.

                                By: /s/ Roger Wertheimer
                                    ---------------------------------------
                                    Roger Wertheimer
                                    Secretary and General Counsel

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